EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Firstbank Corporation on Form S-8 (File Nos. 333-97011, 333-60190, 333-95427, 333-53957) and Form S-3 (File Nos. 333-84286, 333-15131) of our reports dated March 11, 2013 with respect to the consolidated financial statements of Firstbank Corporation, which report is included in the 2012 Annual Report on Form 10-K of Firstbank Corporation.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Grand Rapids, Michigan
March 11, 2013